Exhibit 10.18

NEWALLIANCE BANCSHARES, INC.
RESTRICTED STOCK AWARD AGREEMENT
(Outside Director Award)

This agreement dated as of November 2, 2009 (the “Award Agreement”) is entered into by and between NewAlliance Bancshares, Inc., a Delaware corporation (the “Company”) and [NAME] (the “Participant”). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them by the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan (the “Plan”) as such Plan may be amended from time to time.

1.        General.        The shares of Restricted Stock granted under this Award Agreement are granted as of November 2, 2009 (the “Award Date”) pursuant to and subject to all of the provisions hereof and of the Plan applicable to Restricted Stock granted pursuant to Section 8 of the Plan, which provisions are, unless otherwise provided herein, incorporated by reference and made a part hereof to the same extent as if set forth in their entirety herein, and to such other terms necessary or appropriate to the grant hereof having been made. The Participant hereby acknowledges receipt of a copy of the Plan.

2.        Grant.        The Company hereby grants to the Participant a total of [X,XXX] shares of Restricted Stock (the “Restricted Shares”).

3.        Stock Certificates.        Each stock certificate evidencing any Restricted Shares shall contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Committee in its sole discretion; and the Company may, in its sole discretion, retain custody of any such certificate throughout the period during which any restrictions are in effect and require that the Participant tender to the Company a stock power duly executed in blank relating thereto as a condition to issuing any such certificate. In lieu of a stock certificate for the Restricted Shares being issued in the name of the Participant prior to the vesting of such shares, the Company may cause the underlying shares of common stock to be held pursuant to a trust or escrow agreement until such time as the Restricted Shares become vested.

4.        Rights as Stockholder.        From the Award Date until the Restricted Shares vest, the Participant shall be entitled to all rights associated with ownership of the Restricted Shares, except:

(a)	If the Restricted Shares are held in trust or escrow, the Restricted Shares shall be voted in accordance with the applicable trust or escrow agreement.

(b)	None of the Restricted Shares may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until they have vested in accordance with Section 5 of this Award Agreement.

(c)
Any additional shares of Common Stock or other noncash property issued with respect to unvested Restricted Shares granted hereunder (e.g., a stock dividend) shall be subject to the same restrictions as the shares of Restricted Shares to which they relate.

(d)
Any cash dividends on unvested Restricted Shares granted hereunder shall be accumulated by the Company and paid when and if such shares vest (or at such other time as the Committee may determine with respect to a Participant).

5.	Vesting.

(a)	The Restricted Shares granted hereunder will vest according to the following schedule:

Date	Additional Percentage of Restricted Shares Vested
11/1/2010	33 1/3%
11/7/2011	33 1/3%
11/5/2012	33 1/3%

________
TOTAL	100%

Notwithstanding the foregoing, none of the Restricted Shares granted hereunder shall vest prior to the date upon which a registration statement with respect to the Common Stock being offered under the Plan has been filed with the Securities and Exchange Commission (“SEC”) and has become effective. No Restricted Shares shall vest after the Participant’s service as an Outside Director, employee, consultant or advisor has terminated.

(b)
Notwithstanding the vesting schedule set forth in Section 5(a), the Restricted Shares granted hereunder shall become fully vested if the Participant’s employment with the Company and all of its Subsidiaries and Affiliates is terminated due to: (i) Disability; or (ii) death.

(c)
Notwithstanding the vesting schedule set forth in Section 5(a), the Restricted Shares granted hereunder shall become fully vested upon the occurrence of a Change of Control, as that term is defined in the Plan, provided that the Participant is an Outside Director, employee, consultant or advisor of the Company (or an Affiliate thereof) on the date of the Change of Control.

6.        Applicable Law.        The validity, construction, interpretation and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Delaware without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction.

7.        Severability.        The provisions of this Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

8.        Waiver.        The waiver by the Company of a breach of any provision of this Award Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by Participant.

9.        Binding Effect.        The provisions of this Award Agreement shall be binding upon the parties hereto, their successors and assigns, including, without limitation, the Company, its successors or assigns, the estate of the Participant and the executors, administrators or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of the Participant.

10.      Withholding.        The Participant agrees, as a condition of this grant, to make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of the Restricted Shares acquired under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to require such the payments from the Participant, or withhold such amounts from other payments due to the Participant from the Company or any Subsidiary or Affiliate.

11.      Taxes.        The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this grant and the transactions contemplated by this Award Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this grant or the transactions contemplated by this Award Agreement. The Participant understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the Fair Market Value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse. The Participant may elect to be taxed at the time the Restricted Shares are granted rather than when the date any restrictions on the Restricted Shares lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date hereof. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT A HERETO.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER CODE SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES (INCLUDING THE COMPANY’S LEGAL COUNSEL) TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

12.         No Retention Rights.        Nothing herein contained shall confer on the Participant any right with respect to continuation of employment by the Company or its Affiliates, or interfere with the right of the Company or its Affiliates to terminate at any time the employment of the Participant.

13.         Construction.        This Award Agreement is subject to and shall be construed in accordance with the Plan, the terms of which are explicitly made applicable hereto, as such Plan may be amended from time to time. In the event of any conflict between the provisions hereof and those of the Plan, the provisions of the Plan shall govern. Nothing herein is intended to amend or revise the terms of any written employment agreement executed prior to the Award Date by the Participant and the Company and/or the Bank.

PARTICIPANT		NEWALLIANCE BANCSHARES, INC.

By:
Participant’s Name
	Name:	Eric A. Marziali

	Its:	Compensation Committee Chairman

EXHIBIT A

Election Under Section 83(b) of the Internal Revenue Code

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.         The name, address and social security number of the undersigned:

Name: ___________________________________________________________

Address: _________________________________________________________

_________________________________________________________________

Social Security No.:________________________________________________

2.         Description of property with respect to which the election is being made:

______________ shares of common stock, par value $.01 per share, NewAlliance Bancshares, Inc., a Delaware corporation (the “Company”).

3.         The date on which the property was transferred (date of grant) is __________________, 20__.

4.         The taxable year to which this election relates is calendar year ______.

5.         Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Award Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6.         The fair market value of the property at the time of transfer (date of grant) (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.

7.         The amount paid by taxpayer for the property was $      -0-      .

8.         A copy of this statement has been furnished to the Company.

Dated: ___________________, 20__

Taxpayer’s Signature	Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION UNDER
INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

1.         You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the date your shares of restricted stock are issued.

2.         You must also give a copy of the election form to the Committee c/o the Chief Financial Officer of the Company within 10 days of filing notice of the election with the IRS.

3.         You must file another copy of the election form with your federal income tax return (generally, Form 1040) for this taxable year.

NOTE: WHETHER OR NOT TO MAKE THE ELECTION IS YOUR DECISION AND MAY CREATE TAX CONSEQUENCES FOR YOU. YOU ARE ADVISED TO CONSULT YOUR TAX ADVISOR IF YOU ARE UNSURE WHETHER OR NOT TO MAKE THE ELECTION